Exhibit 15

August 2, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated August 2, 2023, on our review of interim financial statements of Arch Capital Group Ltd., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statement on Form S-3 (No. 333-250869) and in the Registration Statements on Form S-8 (Nos.333-265285, 333-224783, 333-211193, 333-142835, 333-181308 and 333- 203993) of Arch Capital Group Ltd.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

New York, New York